Exhibit 4.31

Lease Agreement

Lessor: Hangzhou Yuhuangshannan Fund Town Management Committee (Party A)

Address: No. 33 Fuxing Road, Shangcheng District, Hangzhou

Leasee: Zhejiang Lixin Holdings Co., Ltd. (Party B), NOW: Zhejiang Lixin Enterprise Management Group Co., Ltd.

Address: Room 401-410, No. 88-1, Marshal Temple Rear, Shangcheng District, Hangzhou

Article 1 Property

The rental property is located in Room 401-410, No. 88-1, Marshal Temple Rear, Shangcheng District, Hangzhou, with a construction area of 635 square meters .

1.1 Party B understands the state of the property rented from Party A and is willing to assume all the obligations stipulated in the contract.

Article 2 Contract Basis

2.1 Within 60 business days from the effective date of the contract, Party B registers its address as in the one in the contract and settles the related tax payment in Shangcheng District, Hangzhou.

2.2 During the contract period, any company established in Hangzhou that is controlled by Party B must also be registered at the contract address, and taxation matters should be settled in Shangcheng District, Hangzhou.

2.3 If Party B fails to perform the above treaty as agreed, Party A has the right to unilaterally terminate this contract.

Article 3 The Rental Purposes

3.1 Party B leases the above property for office use only.

3.2 During the lease period, Party B’s main industry must conform to Party A’s unified planning and positioning. If the industry content is changed, Party A’s consent must be obtained.

3.3 Party B is engaged in legal business activities.

Article 4 Lease Term

4.1 The lease term is 6 years, and the contract lease period is from July 6, 2018 to July 5, 2023.

4.2 Party A gives Party B a 60-day rent-free period for the purpose of interior decoration. The decoration rent-free period is from July 6, 2018 to September 4, 2018. During this period, there is no need to pay rent by Party B, but it still needs to bear property management fees and government taxes and other fee.

4.3 Upon expiration of the lease term, Party B shall have the priority to renew the lease under the same terms.

Article 5 Property Rent, Security Deposit, Payment Method

5.1 Property rent

5.1.1 The rent of the property in the first contract year is: the unit price of the construction area is RMB 3 yuan / day / square meter, The first year contract deducts 60 days of rent-free decoration period, and actually pays 305 days of rent.

5.1.2 From the second contract year (including the second and the same year), the annual rent unit price (building area and courtyard terrace area) will increase by 5% on the basis of the previous year until the end of the contract.

5.1.3 During the lease period, the rent is paid every six months. Party B shall pay the first rent within ten days after the contract becomes effective.

5.1.4 If Party B fails to pay the property rent, property fees and utilities, it shall pay a late fee to Party A at a rate of 3% of the fee payable each day. Party A has the right to take back the property and unilaterally terminate the contract 15 days after Party B fails to pay the rent and property fees.

5.2 Security Deposit

5.2.1 Within 5 days after the signing of the contract, Party B shall pay Party A a deposit of RMB 100,000.

5.2.2 If Party B fails to pay the contract deposit as agreed, Party A has the right to terminate the contract unilaterally.

5.2.3 During the lease period, if Party B commits a breach of contract, Party A has the right to directly deduct such loss occurred from Party B’s deposit.

5.2.4 Party A must refund the remaining rental deposit when the contract is over and Party B returns the rental property to Party A.

5.3 Other expenses

5.3.1 Party B shall bear various operating expenses on its own.

5.3.2 Party B shall obey the management of Party A or the property management company designated by Party A.

5.3.3 Property management fee tentatively is 3.5 yuan / month / square meter.

5.3.4 Water, electricity and other expenses shall be borne according to the actual use.

5.3.5 With the consent of Party A, after Party B and the property management company designated by Party A separately sign a property management contract, the related costs will be executed according to the property management contract of both parties.

5.4 Payment method

5.4.1 Party B shall pay the contract deposit, rent and property management fee by bank transfer or by mailing a check.

Account name: Hangzhou Yuhuangshannan Fund Town Management Committee
Bank of Account: China Minsheng Bank Hangzhou Binjiang Sub-branch
Account number: 698693850

Article 6 Property Use Requirements And Maintenance Responsibilities

6.1 Party B shall be responsible for daily maintenance and repair of the property and auxiliary equipment leased.

6.2 If Party B wants to add equipment and expand power line, etc., it must obtain the consent from Party A.

6.3 During the lease period, if any improper use or other reasons by Party B results in damage or malfunction of the property or equipment, Party B shall be responsible for such cost.

6.4 Party B is responsible for the internal decoration while the overall structure must not be damaged during the decoration.

6.5 Party B shall not build temporary buildings outside the property.

6.6 Party A has the right to temporarily halt use of the property or facilities due to its own needs of maintenance and inspection, but Party B shall be notified in writing in advance, and Party B shall cooperate.

6.7 During the lease period, Party B shall comply with fire safety and other tasks in accordance with the regulations of the relevant departments.

Article 7 Sublet And Lease Renewal

7.1 During the lease period, Party B shall not sublet.

7.2 After the lease term expires, Party A has the right to take back the leased property unconditionally.

7.3 If Party B does not make a request for renewal, it shall be deemed that Party B has given up the lease renewal.

Article 8 Return of Leased Property

8.1 Exchange date and scope of use

8.1.1 Party B should return the property at the end of the lease period.

8.1.2 Except for the expiration of the lease term and normal termination, if Party A or Party B unilaterally terminates the contract, Party B shall return the leased property within 10 days from the date of early termination or termination of the contract.

8.1.3 If Party B has applied for an industrial and commercial business license with the leased property as its residence, it must remove the business license and pay the industrial and commercial management fees during this period.

8.2 Return of the facilities and equipment.

8.2.1 After the contract expires, Party B can take away the additional equipment. The non-removable equipment belongs to Party A free of charge.

8.2.2 Party B shall bear all costs that cannot be restored.

8.3 Consequences of late return

8.3.1 If the property is not returned within 10 days after the due date, Party A has the right to take measures to recover the property.

8.3.2 If Party B returns the leased property after the due date, in addition to paying the rent according to the contract standard, Party B shall also pay the occupation fee at twice the basic rent.

Article 9 Modification, Cancellation And Termination Of Contracts

9.1 During the lease period, if the terms of the contract need to be changed, both parties shall negotiate and sign in writing.

9.2 If the contract cannot be performed due to force majeure, both parties shall not be liable for breach of contract caused by such force majeure.

9.3 If the contract is terminated early due to a national policy, both parties shall not be liable for breach of contract.

Article 10 Application of law

If the negotiation fails, parties will submit such dispute to the People’s Court.

Article 11 Others

11.1 Documents mailed to the contract address by Party A shall be deemed to be served within three days from the date of mailing.

11.2 The unfinished matters will be negotiated separately by both parties.

11.3 The contract becomes effective after being sealed. Six copies of the same contract for Party A to hold four copies and Party B to hold two copies.

Party A: Hangzhou Yuhuangshannan Fund Town Management Committee
Legal representative:
Authorized agent:
Date: 2018.07.03

Party B: Zhejiang Lixin Holdings Co., Ltd. NOW: Zhejiang Lixin Enterprise Management Group Co., Ltd.
Legal representative: Zhu Jialin
Authorized agent:
Date:

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